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                                                                   EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of American Tower Corporation (formerly American Tower Systems Corporation) on Form S-1, filed pursuant to Regulation 462(b), of our report dated January 13, 1998 (except
Note 7, as to which the date is January 27, 1998), with respect to the financial statements of Tucson Communications Company appearing in the Prospectus included in Amendment No. 3 to Registration Statement No. 333-52481 of American Tower Corporation on Form S-1, which is incorporated by reference into this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

                                          /s/ Ernst & Young LLP

San Diego, California
June 29, 1998